Exhibit 10.9

EXHIBIT E

STOCKHOLDERS’ AGREEMENT

KIROMIC, INC.

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made and entered into as of May 27, 2016 by and among Kiromic, Inc., a Delaware corporation (the “Company”) and the parties listed on Exhibit A attached hereto (the “Stockholders”).

RECITALS

WHEREAS, the Stockholders were formerly parties to that certain Third Amended and Restated Company Agreement of Kiromic, LLC, a Texas limited liability company (“Kiromic Texas”), dated August 13, 2013 (as amended, the “LLC Agreement”);

WHEREAS, Kiromic Texas was converted to the Company pursuant to a Plan of Conversion and a Certificate of Conversion filed with the Secretary of State of the State of Delaware on May 27, 2016 and in connection therewith the LLC Agreement was terminated (the “Conversion”);

WHEREAS, in connection with the Conversion each former member of Kiromic Texas has received shares of Common Stock of the Company (the “Common Stock”) and desires to enter into this Agreement to set forth certain agreements with respect to the shares of Common Stock;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.    RESTRICTIONS ON TRANSFER.

1.1    Limitations on Disposition. Each person owning of record shares of Common Stock or any other class of capital stock or other securities of the Company now owned or hereafter acquired (the “Securities”) or any assignee of record of Securities (each such person, a “Stockholder”) hereby agrees not to make any disposition of all or any portion of any Securities unless and until:

(a)    there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)    such Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Stockholder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of Sections 1.1(a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any

Securities by a Stockholder that is a partnership, limited liability company, a corporation or a venture capital fund to (A) a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, without limitation, any affiliated investment fund of such Stockholder), (C) a retired partner of such partnership or a retired member of such limited liability company, (D) the estate of any such partner, member or stockholder, or (iii) for the transfer by gift, will or intestate succession by any Stockholder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in the case of clauses (ii) and (iii) the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Stockholder hereunder and in the case of clause (iii) the transfer was without additional consideration.

1.2    Bylaws Restrictions on Transfer. Without limiting the foregoing, each Stockholder hereby agrees to be bound by Section 10.1 (“Restriction on Transfer”) and Section 10.2 (“Right of First Refusal”) of the Bylaws of the Company, as adopted May 27, 2016 and as the same may be amended from time to time (the “Bylaws”). Stockholder acknowledges that he, she or it has received a copy of the Bylaws.

1.3 “Market Stand-Off’ Agreement. Each Stockholder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Securities or other shares of stock of the Company then owned by such Stockholder (other than to donees or partners of the Stockholder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 1.3 shall continue to apply until the expiration of the 18- day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that such automatic extension will not apply to the extent that the Financial Industry Regulatory Authority has amended or repealed NASD Rule 2711(t)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012) before or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after the initial public offering date. In no event will the restricted period extend beyond two hundred fifteen (215) days after the effective date of the registration statement.

For purposes of this Section 1.3, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. To enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Securities subject to this Section 1.3 and to impose stop transfer instructions with respect to the Securities and such other shares of stock of each Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Stockholder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

2.    DRAG ALONG RIGHT. In the event that each of (i) the holders of a majority of the shares of Common Stock and (ii) the Board of Directors approve a Sale of the Company (as defined below), each Stockholder hereby agrees to vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by such Stockholder (the “Shares”) in favor of, and adopt, such Sale of the Company and to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company in order to carry out the terms and provision of this Section 2, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to participate in a Sale of the Company pursuant to this Section 2 shall not apply to a Sale of the Company, where the other party involved in such transaction is an affiliate or stockholder holding more than 10% of the voting power of the Company.

For purposes of this Agreement the term “Sale of the Company” means (i) the sale or exclusive licensing of all or substantially all of the assets of the Company; or (ii) the acquisition of the Company by another entity, person or group by means of any transaction or series of related transactions including, without limitation, (A) any reorganization, merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity, or the entity that controls the surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity or (B) any sale of capital stock representing a majority of the voting power of the Company, except for a sale of stock made primarily for the purposes of raising capital or to a strategic partner or investor.

3.    IRREVOCABLE PROXY. To secure each Stockholder’s obligations to vote the Shares in accordance with this Agreement, each Stockholder hereby appoints the Board of Directors or the President of the Company, or either of them from time to time, or their designees, as such Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Stockholder’s Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s written request for such Stockholder’s written consent or signature. The proxy and power granted by each Stockholder pursuant to this Section 3 are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual Stockholder of Shares and, so long as any party hereto is an entity, will survive the merger, consolidation, conversion or reorganization of such party or any other entity holding Shares.

4.    LEGEND ON SHARE CERTIFICATES. Each certificate representing any Securities shall be endorsed by the Company with a legend (in addition to any other legends required by any agreement, the Company’s Certificate of Incorporation or Bylaws, or any other agreement between the Stockholder and the Company or by applicable law) reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDER AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT STOCKHOLDER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Securities issued after the date hereof to bear the legend required by this Section 1_, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Securities upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Securities to bear the legend required by this Section 4 and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

5.    ADDITIONAL PARTIES; TRANSFEREES.

5.1    Additional Parties. In the event that after the date of this Agreement, the Company enters into an agreement with any an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) to issue shares of capital stock to such Person, then, the Company may cause such Person, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit B (the “Adoption Agreement”). agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

5.2    Transferees. Each transferee or assignee of any Securities subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder hereunder. The Company shall not permit the transfer of the Securities subject to this Agreement on its books or issue a new certificate representing any such Securities unless and until such transferee shall have complied with the terms of this Section 5.2.

6.    GENERAL PROVISIONS.

6.1    Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Stockholders (and/or any of their permitted successors or assigns) holding a majority of the shares of Common Stock then outstanding. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon each Stockholder, each permitted successor or assignee of such Stockholder and the Company.

6.2    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A or Exhibit B hereto, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.2. If notice is given to the Company, it shall be sent to 6104 45th St, Lubbock, Texas 79407, Attention: CEO; and a copy (which shall not constitute notice) shall also be sent to Fenwick & West, LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, Attention: Stefano Quintini.

6.3    Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.5    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.6    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.7    Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by a Stockholder without the prior written consent of the Company. Any attempt by a Stockholder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing, and except as otherwise provided herein, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.8    Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

6.9    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.10    Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.11    Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of capital stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.12    Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.13    Termination. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon the closing of a Sale of the Company.

6.14    Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the jurisdiction of the federal or state courts located in the New Castle County, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the New Castle

County, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof and thereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

By:	/s/ Maurizio Chiriva-Internati
Name:	Maurizio Chiriva-Internati
Title:	Chief Executive Officer

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

STOCKHOLDERS:

Date:	4/25/2016	/s/ Maurizio Chiriva-Internati
Maurizio Chiriva-Internati

Date:	4/25/2016	/s/ Jose A. Figueroa
Jose A. Figueroa

Date:	4/27/2016	/s/ Everardo Cobos
Everardo Cobos

Date:	4/28/2016	/s/ Diane Nguyen
Diane Nguyen

Date:	4/25/2016	/s/ Scott Dahlbeck
Scott Dahlbeck

Date:	4/25/2016	/s/ Kent Hance
Kent Hance

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

STOCKHOLDERS:

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print or type complete name of entity)

Name:		By:
	(please print or type full name)		(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Address:		Address:

E-mail:		E-mail:

Date:		Date:

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